Exhibit 10.4

SUPERVALU INC.

FISCAL 2009-2010 LONG-TERM INCENTIVE PROGRAM

UNDER THE 2007 STOCK PLAN

PERFORMANCE STOCK UNIT AWARD

AGREEMENT (CASH-SETTLED UNITS)

This agreement is made and entered into as of the grant date indicated below (the “Grant Date”), by and between SUPERVALU INC. (the “Company”), and the individual whose name appears below (“Recipient”).

The Company has established the Fiscal 2009-2010 Long-Term Incentive Program under the 2007 Stock Plan (the “Plan”), under which key employees of the Company may be granted Awards of performance stock units of the Company. Recipient has been selected by the Company to receive an Award of performance stock units subject to the provisions of this agreement (the “Performance Stock Units”). Capitalized terms that are used in this agreement, that are not defined, shall have the meanings ascribed to them in the Plan.

In consideration of the foregoing, the Company and Recipient hereby agree as follows:

1. Grant. The Company hereby grants to Recipient, subject to Recipient’s acceptance hereof, an Award of Performance Stock Units for the number of Performance Stock Units indicated below, effective as of the Grant Date.

2. Acceptance of Award of Performance Stock Units and Performance Stock Unit Award Terms and Conditions. The Award of Performance Stock Units is subject to and governed by the Performance Stock Unit Award Terms and Conditions (“Terms and Conditions”) attached hereto, which are incorporated herein and made a part hereof, and the terms and provisions of the Plan. To accept the Award of Performance Stock Units, Recipient must sign and return a copy of this agreement to the Company or this agreement must be delivered and accepted through an electronic medium in accordance with procedures established by the Company. By so doing, Recipient acknowledges receipt of the accompanying Terms and Conditions and the Plan, and represents that Recipient has read and understands the same and agrees to be bound by the accompanying Terms and Conditions and the terms and provisions of the Plan. In the event that any provision of this agreement or the accompanying Terms and Conditions is inconsistent with the terms and provisions of the Plan, the terms and provisions of the Plan shall govern. Any question of administration or interpretation arising under this agreement or the accompanying Terms and Conditions shall be determined by the Committee administering the Plan, and such determination shall be final, conclusive and binding upon all parties in interest.

3. Earning of Performance Stock Units; Cash-Settled Units. Subject to the accompanying Terms and Conditions, the number of Performance Stock Units that shall be earned by Recipient under the Award of Performance Stock Units shall be determined in April 2010 in accordance with Exhibit A attached hereto, which is incorporated herein and made a part hereof. Upon earning the Performance Stock Units, Recipient shall receive Cash-Settled Units, as more particularly described in the accompanying Terms and Conditions.

Grant Date:	May 28, 2008

Number of Performance Stock Units Awarded:

SUPERVALU INC.		RECIPIENT:

By:
David E. Pylipow
Executive Vice President, Human Resources
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